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                                                                    Exhibit 99.4


                          TRAVELCENTERS OF AMERICA LLC

                         CHARTER OF THE AUDIT COMMITTEE

                            Adopted January 12, 2007


I. PURPOSE

The primary function of the Audit Committee is to assist the Board of Directors of TravelCenters of America LLC (the "Company") in fulfilling its responsibilities for oversight of (1) the integrity of the Company's financial statements, (2) the Company's compliance with legal and regulatory requirements,
(3) the independent auditors' qualifications and independence, and (4) the performance of the Company's internal audit function and independent auditor. The Audit Committee is also responsible for preparing the report required to be included in the proxy statement for the Company's annual meeting of shareholders under rules and regulations of the Securities and Exchange Commission ("SEC") and any other reports required to be prepared by it under the rules and regulations of the SEC or the American Stock Exchange ("AMEX").

In discharging its oversight role, the Audit Committee is empowered to investigate any matter within the Audit Committee's scope of responsibilities with full access to all books, records, facilities and personnel of the Company. The Audit Committee shall have the authority to retain and determine funding for independent legal, accounting or other consultants or advisors to advise the Audit Committee for this purpose.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent auditor and the resolution of disagreements between management and the independent auditor regarding financial reporting. The independent auditor is ultimately accountable to (and shall directly report to) the Audit Committee, as representatives of the shareholders.

The Audit Committee has final authority and responsibility for the appointment and assignment of duties to the director of internal audit. The Audit Committee shall direct that the director of internal audit and staff be authorized to have full, free and unrestricted access to all the functions, records, property and personnel of the Company in order to carry out the duties prescribed by the Audit Committee.

The Audit Committee shall annually (a) review and, if appropriate, update this Charter, and (b) review and evaluate the performance of its duties.

The activities enumerated in Section IV of this Charter are designed to promote the Audit Committee's fulfillment of this function, as well as to facilitate communications between the Board of Directors, the Company's management and the Company's internal audit department and independent auditor on significant accounting judgments, estimates, principles, practices and policies. Notwithstanding the Audit Committee's role in oversight of the Company's financial reporting process and financial statements, it is acknowledged that the Company's management ultimately has responsibility for that process and those financial statements.

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II. COMPOSITION

The Audit Committee shall be comprised of three or more directors as determined by the Board of Directors, each of whom shall meet the independence and experience requirements of the Rules of the AMEX and any other applicable laws and regulations.

At least one member of the Audit Committee shall be a "financial expert" within the meaning of the rules and regulations of the SEC (as determined by the Board of Directors in its business judgment).

The members of the Audit Committee shall be elected by the Board of Directors or an authorized committee thereof, and vacancies on such Audit Committee shall be filled as provided in the Company's Amended and Restated Limited Liability Company Operating Agreement (the "LLC Agreement"). Unless a Chair is elected by the full Board of Directors, the members of the Audit Committee may designate a Chair by majority vote of the full Audit Committee membership.

No member of the Audit Committee shall (a) directly or indirectly receive consulting, advisory or other compensatory fees other than Board of Directors fees or Audit Committee fees or other Board committee fees; or (b) be an "affiliated person" (as defined by SEC rules and regulations) of the Company or any subsidiary thereof, unless permitted by an exemption provided by such rules and regulations. The Company shall make required disclosure of any exception in its annual proxy statement.

No member of the Audit Committee may simultaneously serve on the audit committees of more than three public companies (excluding investment management companies) unless the Board of Directors shall determine that such simultaneous service will not impair the ability of such member to effectively serve on the Audit Committee, and the Company shall disclose this determination in its next annual proxy statement.

III. MEETINGS

It is expected that the Audit Committee will meet at least four times a year, on a quarterly basis, or more frequently as the circumstances require. Meetings of the Audit Committee shall be called and held, and the Audit Committee may act by written consent in lieu of a meeting, as provided in the Company's LLC Agreement.

The Audit Committee shall meet in separate executive sessions with management, the director of internal audit and the independent auditor to discuss any matters that the Audit Committee (or any of these groups) believes should be discussed privately.

IV. RESPONSIBILITIES AND DUTIES

The following are activities of the Audit Committee designed to promote the fulfillment of its functions as described in this Charter (these functions are set forth as a guide with the understanding that the Audit Committee may diverge from this guide as appropriate given the circumstances):


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DOCUMENTS/REPORTS REVIEW

1. Review the Company's annual and quarterly financial statements released to the public, including any certification, report, opinion, or review rendered by the independent auditor, and the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," prior to the filing of any such items with the SEC. Such review shall specifically include a discussion with management regarding:

         a) All critical accounting estimates and judgments including how policies were chosen among alternatives, the methodology of applying those estimates and policies, and the assumptions made, and the impact of changes in those policies, both qualitatively and quantitatively;

         b) Any material off-balance sheet transactions, arrangements, obligations (including contingent obligations) and other relationships of the Company with unconsolidated entities or other persons, that may have a material current or future effect on the Company's financial statements, financial condition, changes in financial condition, results of operations, liquidity, capital resources, capital reserves or significant components of revenues or expenses; and

         c)       All material related-party transactions.

2. Discuss the Company's audited financial statements with representatives of the Company's management.

3. Quarterly, in connection with the preparation of each periodic report of the Company, review management's disclosures to the Audit Committee and the contents of each certification filed or furnished with such report. This review shall include a discussion with the President and the Treasurer of material weaknesses and significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data, and any material weaknesses in internal controls identified by the President and the Treasurer, and any fraud (without regard to materiality) involving management or employees with a significant role in the Company's internal controls.

INDEPENDENT AUDITOR

4. Possess the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditor; and determine the appropriate funding for payment of compensation (a) to the independent auditor for the purpose of rendering or issuing an audit report; and (b) to any advisors employed by the Audit Committee to carry out its duties.

5. At least annually, obtain and review a report by the independent auditor describing: (a) the firm's internal quality-control procedures; and (b) any material issues raised by (1) the most recent internal quality-control review, or peer review, of the firm, or (2) any inquiry or investigation by governmental or professional authorities, within the preceding


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         five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

6.       At least annually, evaluate the independence of the independent auditor by:

         a) Obtaining from and discussing with the independent auditor a formal written statement delineating all relationships between the independent auditor and the Company and services performed by the independent auditor for the Company, and their impact on the objectivity and independence of the independent auditor;

         b) Reviewing and evaluating the lead partner of the independent auditor;

         c) Considering whether there should be a rotation of the audit firm in order to ensure auditor independence; and

         d) Confirming that no partner of the independent auditor on the audit engagement team has performed audit services for the Company for longer than the time period permitted by SEC rules and regulations, and present its conclusions to the Board of Directors.

7. Periodically consult with the independent auditor out of the presence of management about internal controls and the quality, acceptability, fullness and accuracy of the Company's financial statements.

FINANCIAL REPORTING PROCESS

8. Discuss the Company's financial statements with representatives of the Company's management.

9. In connection with the financial statements contained in the Company's periodic filings with the SEC, require the independent auditor and a representative of the Company's financial management to inform the Audit Committee (either as a committee or through the Chair, representing the Audit Committee) about:

         a) All critical accounting policies and practices, alternative accounting treatments of financial information within generally accepted accounting principles that have been discussed with management, including their ramifications, and the independent auditor's preferred treatment;

         b)       Significant new accounting practices and principles;

         c) Significant management judgments and accounting estimates and their appropriateness;

         d)       Audit adjustments and unadjusted differences;

         e)       Disagreements with management;


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         f)       Other information in documents containing the financial
                  statements;

         g) Material written communications between the independent auditor or its firm and management, such as any management letter or schedule of unadjusted differences; and

         h) Other matters from time to time specified in Statement of Accounting Standards No. 61 (or any successor standard thereto).

         Such discussion shall occur prior to the issuance by the independent auditor of reports on or reviews of the financial statements.

10. Consider and make recommendations to the Board of Directors concerning major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor or management.

11. Discuss the general contents of earnings press releases (including the use of "pro forma" or "adjusted" information that does not conform to Generally Accepted Accounting Principles), as well as financial information and earnings guidance provided to analysts and rating agencies.

PROCESS IMPROVEMENT

12. Periodically review (a) major issues regarding accounting principles and practices and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles and practices, and major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies; and (b) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgment made in connection with the preparation of the financial statements, including analyses of the effects of application of alternative Generally Accepted Accounting Principles on the financial statements.

13.      Regularly review with the independent auditor:

         a) Any problems or difficulties encountered in the course of the audit work, including any restrictions or changes on the scope of the activities or access to requested information, and the Company's response;

         b)       Any significant disagreements with management;

         c) Any material changes required by either management or the independent auditor in the planned scope of the outside or internal audit; and

         d) The internal audit department responsibilities, budget and staffing.

14. Periodically, meet with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures,


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         and to discuss guidelines and policies to govern the process by which risk assessment and management is undertaken.

15. Periodically, meet with management, the independent auditor, the director of internal audit and such other persons as they may from time to time select. Such meetings shall include, as appropriate, a review of any legal, regulatory or compliance matters (including any material reports or inquiries received from regulators or governmental agencies) or accounting initiatives that could have a significant impact on the Company's financial statements, including significant changes in accounting standards or rules as promulgated by the Financial Accounting Standards Board, the SEC, the Public Company Accounting Oversight Board or other regulatory authorities with relevant jurisdiction.

16. Periodically, but at least annually, meet separately with management, the internal auditing staff and the independent auditor.

17. Review any disclosure concerning the Audit Committee or its membership required to be included in the Company's Annual Report on Form 10-K, Quarterly Report on Form 10-Q or proxy statements under the rules of the SEC or AMEX.

APPROVAL OF AUDIT SERVICES

18. Approve all audit and non-audit services prior to the appointment or engagement of the independent auditor to provide such services to the Company, which approvals may be under policies and procedures set forth in advance by the Audit Committee.

19. The Audit Committee may delegate to one or more members the authority to grant the approvals required by the preceding paragraph. The decisions of any member to whom authority is delegated to approve an activity under this paragraph shall be presented to the full Audit Committee at its next regularly scheduled meeting.

20. Review the plan for and scope of the annual audit and any special audits.

21. Periodically review status reports on progress in accomplishing the plan for the annual audit and any special audits.

INTERNAL AUDIT FUNCTION

22. Review and approve the annual internal audit plan including the scope and timing of each internal audit activity.

23. Periodically meet with the director of internal audit to review the results of internal audits and the status of accomplishing the internal audit plan.

REPORTS OF THE AUDIT COMMITTEE

24. Prepare any reports required to be prepared by the Audit Committee under the rules of the SEC or the AMEX.


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25.      The Audit Committee's policies and procedures for approvals of audit and non-audit services shall be disclosed in, or included with, the Company's annual proxy statement and annual report filed with the SEC.

V. OTHER DUTIES

26. Establish procedures for (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential, anonymous submissions by employees of the Company of concerns regarding questionable accounting or auditing matters.

27. The Audit Committee hereby establishes a policy that the Company may not hire employees or former employees of the independent auditor if their status as employees would cause the independent auditor to cease being independent under applicable SEC rules and regulations or the standards of the Public Company Accounting Oversight Board.

28. Report regularly to the Board of Directors. The Audit Committee shall discuss with the full Board of Directors any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Company's independent auditor, or the performance of the internal audit function.

29. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board of Directors for approval.

30.      Annually review the Audit Committee's own performance.

31. Perform any other activities consistent with this Charter, the Company's certificate of formation and the LLC Agreement and governing law as the Audit Committee or the Board of Directors deems necessary or appropriate.

VI. GENERAL PROVISIONS

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to prepare the Company's financial statements, to plan or conduct audits of those financial statements, or to determine that those financial statements are complete and accurate and in accordance with Generally Accepted Accounting Principles. This is the responsibility of the Company's management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations or to assure compliance with applicable laws and regulations.

The Audit Committee is by this Charter delegated the powers of the Board of Directors necessary to carry out its purposes, responsibilities and duties provided in this Charter or reasonably related to those purposes, responsibilities and duties.

The Audit Committee may form and delegate authority to subcommittees of one or more members when appropriate. Any subcommittee shall be subject to this Charter. The decisions of


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any subcommittees to which authority is delegated under this paragraph shall be presented to the full Audit Committee at its next regularly scheduled meeting.


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